UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 8, 2015, we entered into an Securities Purchase Agreement (the “Agreement”) with two investors (the “Buyers”), under which we agreed not to market, offer or sell our 2 million shares of common stock we hold in Ruthigen, Inc. (the “Ruthigen Shares”) to any person other than the Buyers for a period of 60 calendar days from the date of the Agreement (the “Standstill Period”) and under which the Buyers irrevocable agree to purchase all of the Ruthigen Shares upon the occurrence of a trigger event during the Standstill Period. The purchase price for the Ruthigen Shares to be purchased by Buyers at the Closing shall be $2.75 per share, or an aggregate of $5,500,000 for all of the Ruthigen Shares.

Such trigger event is defined in the Agreement as the closing of any merger or consolidation of Ruthigen with or into another company, corporation or similar entity or the merger or consolidation of another company, corporation, or assets of a corporation or company into Ruthigen, or in the case of any sale or conveyance to another corporation or the assets or other property of Ruthigen, for which Ruthigen enters into a definitive agreement. Such definitive agreement could be subject to or pending customary closing conditions, regulatory approvals and/or shareholder approval and still be considered definitive for purposes of this Agreement.

Ruthigen and Dawson James Securities, Inc., as the managing underwriter of the Ruthigen IPO, approved the transaction in accordance with the provisions of the Separation Agreement between Ruthigen and us, dated August 2, 2013, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01     Financial Statements And Exhibits.

10.1	Securities Purchase Agreement, dated January 8, 2015, by and between Oculus Innovative Sciences, Inc. and two investors, Ruthigen, Inc. and Dawson James Securities, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)

Date: January 12, 2015	By:	/s/ Robert Miller
Name: Robert Miller Title: Chief Financial Officer

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